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                                                                     EXHIBIT 5.1

[LETTERHEAD OF CLIFFORD CHANCE]

September 16, 2003

Municipal Mortgage & Equity, LLC
218 North Charles Street, Suite 500
Baltimore, Maryland  21201

Ladies and Gentlemen:

We have acted as counsel to Municipal Mortgage & Equity, LLC ("MuniMae"), Midland Financial Holdings, Inc. ("MFH"), MFH Financial Trust I, MFH Financial Trust II and MFH Financial Trust III (each, a "Trust," and collectively, the "Trusts") in connection with a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), relating to possible offerings from time to time (i) by MuniMae of common shares of limited liability interest ("Common Shares"), preferred shares of limited liability interest ("Preferred Shares") and warrants or other rights entitling the holders to purchase Common Shares, Preferred Shares or any combination thereof ("Warrants"), (ii) by one or more Trusts of preferred securities (the "Trust Preferred Securities"), (iii) by MFH of junior subordinated debentures (the "Debentures") to be issued under a form of indenture (the "Indenture"), to be entered into by MFH, MuniMae, as guarantor, and Wilmington Trust Company, as trustee, and supplemental indentures executed as contemplated by the Indenture and (iv) by MuniMae of guarantees ("Guarantees") of the payment obligations of
(x) MFH under the Debentures and (y) the Trusts under the Trust Preferred Securities, at aggregate offering prices that will not exceed $750,000,000 in total.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

                  1. When the board of directors of MuniMae authorizes the issuance of authorized but unissued Common Shares and in accordance with that authorization the Common Shares (i) are sold for at least par value as contemplated in the Registration Statement or (ii) are issued on exercise of a right to convert debt securities or Preferred Shares, or on exercise of Warrants, which are sold for more than the par value of the Common Shares (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable.

                  2. When the board of directors of MuniMae authorizes the creation and sale of one or more series of Preferred Shares in accordance with the provisions of its Operating Agreement relating to the issuance of Preferred Shares and in accordance with that authorization the Preferred Shares are (i) sold for at least par value as contemplated in the Registration Statement or
(ii) issued on conversion of debt securities or other series of Preferred Shares, or on exercise of Warrants, which are sold for more than the par value of the Preferred Shares (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Preferred Shares will be legally issued, fully paid and non-assessable.

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                  3.       When the board of directors of MuniMae authorizes the
issuance of Warrants that provide for the issuance of Preferred Shares, Common Shares or any combination thereof upon payment of consideration equal at least to the par value of the Preferred Shares, Common Shares or any combination thereof being issued, and that do not contain provisions that violate applicable law, and in accordance with that authorization those Warrants are issued, those Warrants will constitute valid and legally binding obligations of MuniMae.

                  4. When the board of directors of MFH authorizes the creation of one or more series of Debentures and in accordance with that authorization and with the Indenture the Debentures are sold as contemplated in the Registration Statement, if the interest on the Debentures is not at a rate that violates applicable law, the Debentures will constitute valid and legally binding obligations of MFH.

                  5. When the board of directors of MuniMae authorizes the issuance of Guarantees of legally binding obligations and in accordance with that authorization those Guarantees are issued, and do not contain any provisions that violate applicable law, those Guarantees will constitute valid and legally binding obligations of MuniMae.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

Very truly yours,

/s/ Clifford Chance US LLP